                                ARTICLES OF AMENDMENT

                                          OF

                                   IMAGEX.COM, INC.


     Pursuant to the provisions of RCW 23B.06.020, RCW 23B.10.020, and RCW 23B.10.060 of the Washington Business Corporation Act, the following Articles of Amendment are executed by the undersigned, a Washington corporation:

     1.     The name of the corporation is ImageX.com, Inc.

     2. Effective upon the filing of these Articles of Amendment with the Secretary of State of the State of Washington, Section 2.1 of Article 2 of the corporation's Amended and Restated Articles of Incorporation, is amended in its entirety to read as follows:

     2.1    REVERSE STOCK SPLIT; AUTHORIZED CAPITAL

            The Corporation is authorized to issue two classes of stock to be designated respectively "Common Stock" and "Preferred Stock." Effective upon filing of these Articles of Amendment to the Amended and Restated Articles of Incorporation, each two issued and outstanding shares of Common Stock shall be, without any action of the holder thereof, automatically combined and reconstituted as one share of Common Stock (the "Reverse Stock Split"). After giving effect to the Reverse Stock Split, the total number of shares which the corporation is authorized to issue is 100,000,000, consisting of 70,000,000 shares of Common Stock having a par value of $.01 per share and 30,000,000 shares of Preferred Stock having a par value of $.01 per share. The Common Stock is subject to the rights and preferences of the Preferred Stock as hereinafter set forth.

     3. The date of the approval of the amendment by the required majority of the Shareholders of the corporation is August 9, 1999.

     4. The date of the adoption of the amendment by the Board of Directors of the corporation is June 16, 1999.

     5. The amendment was duly adopted by the corporation's Board of Directors pursuant to the provisions of RCW 23B.06.020 and the corporation's Articles of Incorporation. The amendment was duly approved and adopted by the Shareholders of the corporation in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this 9th day of August, 1999.



                                        IMAGEX.COM, INC.



                                        By:    /s/ RICH BEGERT
                                             -------------------------------
                                        Name:   Rich Begert
                                               -----------------------------
                                        Title:  President and CEO
                                                ----------------------------

                      RESTATED ARTICLES OF INCORPORATION

                                      OF

                               IMAGEX.COM, INC.


                                ARTICLE 1. NAME

     The name of this corporation is ImageX.com, Inc.

                           ARTICLE 2. CAPITAL STOCK

2.1  CLASSES OF STOCK

     The total number of shares of capital stock which the corporation is authorized to issue is One Hundred Thirty Million (130,000,000), consisting of One Hundred Million (100,000,000) shares of common stock, par value $.01 per share ("Common Stock"), and Thirty Million (30,000,000) shares of preferred stock, par value $.01 per share ("Preferred Stock").

2.2  ISSUANCE OF PREFERRED STOCK IN SERIES

     The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation (including without limitation Section 2.8.6 hereof), as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for its issuance, prior to the issuance of any shares. The Board of Directors shall have the authority to fix and determine and to amend, subject to these provisions, the designation, preferences, limitations and relative rights of the shares of any series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

2.3. DIVIDENDS

     The holders of shares of Preferred Stock shall be entitled to receive dividends, out of the funds of the Company legally available therefor, at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the Board in designating a particular series of Preferred Stock. If such dividends on the Preferred Stock shall be cumulative, then if dividends shall not have been paid, the deficiency shall be fully paid or the dividends declared and set apart for payment at such rate, but without interest on cumulative dividends, before any dividends on the Common Stock shall be paid or declared and set apart for payment. Shares of one class or series may be issued as a share dividend in respect to shares of another class or series.

2.4. REDEMPTION

     Preferred Stock may be redeemable at such price, in such amount, and at such time or times as may be provided by the Board in designating a particular series of Preferred Stock. In any event, such Preferred Stock may be repurchased by the Company to the extent legally permissible.

2.5. LIQUIDATION

     In the event of any liquidation, dissolution, or winding up of the affairs of the Company, whether voluntary or involuntary, then, before any distribution shall be made to the holders of the Common Stock, the holders of the Preferred Stock at the time outstanding shall be entitled to be paid the preferential amount or amounts per share as may be provided by the Board in designating a particular series of Preferred Stock and dividends accrued thereon to the date of such payment. The holders of the Preferred Stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution, or winding up of the affairs of the Company other than the distributive amounts referred to in this section, unless otherwise provided by the Board in designating a particular series of Preferred Stock.

2.6. CONVERSION

     Shares of Preferred Stock may be convertible into Common Stock of the Company upon such terms and conditions, at such rate and subject to such adjustments as may be provided by the Board in designating a particular series of Preferred Stock.

2.7. VOTING RIGHTS

     Holders of Preferred Stock shall have such voting rights as may be provided by the Board in designating a particular series of Preferred Stock.

2.8 RIGHTS, PREFERENCES AND RESTRICTIONS OF SERIES A PREFERRED STOCK, SERIES B PREFERRED STOCK, SERIES C PREFERRED STOCK, SERIES D PREFERRED STOCK AND
SERIES E PREFERRED STOCK.

     The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, which series shall consist of One Million Five Hundred Thousand (1,500,000) shares (the "Series A Preferred Stock"), the Series B Preferred Stock, which series shall consist of Three Million Five Hundred Thousand (3,500,000) shares (the "Series B Preferred Stock"), the Series C Preferred Stock, which series shall consist of Four Million Forty Thousand (4,040,000) shares (the "Series C Preferred Stock"), the Series D Preferred Stock, which series shall consist of One Million Nine Hundred Twenty-Five

Thousand (1,925,000) shares (the "Series D Preferred Stock") and the Series E Preferred Stock, which series shall consist of Eleven Million Nine Hundred Ninety Thousand Two Hundred Ninety-Seven (11,990,297) (the "Series E Preferred Stock") are as set forth below in this Article 2.8.

     2.8.1     DIVIDEND PROVISIONS

          (a) Subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of shares of Series E Preferred Stock, the holders of shares of Series D Preferred Stock, the holders of shares of Series C Preferred Stock and the holders of shares of Series B Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors out of assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Series A Preferred Stock, Common Stock or other equity securities of this corporation, in an amount per share at least equal to the maximum amount per share to be paid on any other outstanding shares of capital stock of this corporation. Such dividends shall not be cumulative, and the holders of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock shall rank pari passu as to all dividends.

          (b) Subject to the rights of the Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock, and any other series of Preferred Stock which may from time to time come into existence, the holders of shares of Series A Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors out of assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock or other equity securities of this corporation, in an amount per share at least equal to the maximum amount per share to be paid on any other outstanding shares of capital stock of this corporation. Such dividends shall not be cumulative.

     2.8.2     LIQUIDATION PREFERENCE

          (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, (A) in the case of the Series E Preferred Stock, an amount per share equal to the sum of (i) $2.10 for each outstanding share of the Series E Preferred Stock (the "Original Series E Issue Price") and
(ii) an amount equal to declared but unpaid dividends on such share, (B) in the case of the Series D Preferred Stock, an amount per share equal to the sum of (i) $2.00 for each outstanding share of the Series D Preferred Stock (the "Original Series D Issue Price") and (ii) an amount equal to declared but unpaid dividends on such share, (C) in the case of the Series C Preferred Stock, an amount per share equal to the sum of (i) $1.50 for each outstanding share of Series C Preferred Stock (the "Original Series C Issue Price") and
(ii) an amount equal to declared but unpaid dividends on such share, (D) in the case of the Series B Preferred Stock, an amount per share equal to the sum of (i) $1.00 for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price") and (ii) an amount equal to declared but unpaid dividends on such share, and (E) in the case of the Series A Preferred Stock an amount per share equal to the sum of (i) $1.00 for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price") and
(ii) an amount equal to declared but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred
Stock that may from time to time come into existence, the entire assets and funds of the corporation legally available for distribution shall be distributed in the following order: (x) first, to the holders of the Series E Preferred Stock (pro rata according to their ownership thereof) until such holders have been paid an amount per share of Series E Preferred Stock equal to the sum of (i) fifty percent (50%) of the Original Series E Issue Price and (ii) an amount equal to declared but unpaid dividends on such share;
(y) second, ratably among the holders of the Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive (less the amount paid to any such holder pursuant to clause (x) of this paragraph) until such preferential amounts due to such holders have been paid in full; and (z) third, to the holders of the Series A Preferred Stock (pro rata according to their ownership thereof) until the full preferential amounts due to such holders have been paid in full.

          (b) Upon the completion of the distributions required by subparagraph (a) of this Section 2.8.2 and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, the remaining assets, if any, of the corporation available for distribution to shareholders shall be distributed among the holders of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock).

          (c) (i) For purposes of this Section 2.8.2, unless this provision is waived in writing by the holders of a majority of the voting power of the Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock voting together as a single class, a liquidation, dissolution or winding up of this corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the corporation); or (B) a sale of all or substantially all of the assets of the corporation; unless the corporation's shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

               (ii) In any of such events, if the consideration received by the corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors; provided, however, that in the event that the holders of a majority of the voting power of the Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock voting together as a single class disagree with the determination of the board of directors, such holders may retain, at their expense (which shall be shared among such holders based on their relative aggregate liquidation preferences, unless otherwise agreed by them), an independent appraisal firm of national reputation that is reasonably acceptable to the Board of Directors and unaffiliated with any such holder to perform an appraisal of the value of such consideration and the determination of such independent appraisal firm shall be binding on the parties.

               (iii) The corporation shall give each holder of record of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this
Section 2.8.2, and the corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the corporation has given the first notice provided for herein or sooner than three (3) days after the corporation has given notice of any material changes; provided, however, that such periods may be shortened upon the written consent of the holders of at least a majority of the voting power of all then outstanding shares of Series E Preferred Stock Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock voting together as a single class.

     2.8.3     REDEMPTION

          (a) Subject to the rights of series of Preferred Stock which may from time to time come into existence and to the conversion rights set forth in Section 2.8.4 hereof, shares of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and

Series B Preferred Stock shall be redeemable according to the following schedule and as more fully provided in this Section 2.8.3:

               (i) at any time on or after April 8, 2004 (the "First Redemption Date"), up to one third of the shares of Series E Preferred Stock, up to one third of the shares of Series D Preferred Stock, up to one third of the shares of Series C Preferred Stock and up to one third of the shares of Series B Preferred Stock shall be redeemable at the election of a majority of the shares of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock or Series B Preferred Stock, as the case may be, then outstanding;

               (ii) at any time on or after the first anniversary of the First Redemption Date, up to two thirds of the shares of Series E Preferred Stock (less the number of shares of Series E Preferred Stock, if any, previously redeemed), up to two thirds of the shares of Series D Preferred Stock (less the number of shares of Series D Preferred Stock, if any, previously redeemed), up to two thirds of the shares of Series C Preferred Stock (less the number of shares of Series C Preferred Stock, if any, previously redeemed) and up to two thirds of the shares of Series B Preferred Stock (less the number of shares of Series B Preferred Stock, if any, previously redeemed) shall be redeemable at the election of a majority of the shares of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock or Series B Preferred Stock, as the case may be, then outstanding;

               (iii) at any time on or after the second anniversary of the First Redemption Date, all shares of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock shall be redeemable at the election of a majority of the shares of Series E
Preferred Stock, Series D Preferred Stock, Series C Preferred Stock or Series B Preferred Stock, as the case may be, then outstanding.

          Shares of Series B Preferred Stock, Series C Preferred Stock,
Series D Preferred Stock and Series E Preferred Stock eligible for redemption pursuant to the schedule set forth above shall be redeemed by the corporation, to the extent it may lawfully do so, within sixty (60) days after receipt by the corporation of a written request from the holders of not less than a majority of the shares of Series B Preferred Stock , Series C Preferred
Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be, outstanding on the date as of which such request is being made specifying the number of shares of such series to be redeemed, provided that any redemption shall only be made concurrently with surrender by holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be, of the certificates representing the shares to be redeemed (the date on which any such redemption is to be effected being a "Redemption Date"). The corporation shall pay in cash $1.00 per share of Series B Preferred Stock, $1.50 per share of Series C Preferred Stock, $2.00 per share of Series D Preferred Stock and $2.10 per share of Series E Preferred Stock being redeemed, as the case may be, (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared but unpaid dividends on such share (in each case, the "Redemption Price").

          (b) Subject to the rights of series of Preferred Stock which may from time to time come into existence, at least fifteen (15) but no more than thirty (30) days prior to each Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be, to be redeemed, at the address last shown on the records of this corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Each holder of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be, to be redeemed shall surrender to this corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event that less than all the shares represented by any such certificate are being redeemed, a new certificate shall be issued representing the unredeemed shares.

          (c) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be, designated for redemption in the Redemption Notice as holders of such series (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever.

          (d) Any redemption effected pursuant to this Section 2.8.3 shall be made on a pro rata basis among the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be, then being redeemed in proportion to the number of shares of such series then held by such holders. Subject to the rights of series of Preferred Stock which may from time to time come into existence, if the funds of the corporation legally available for redemption of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be, on any Redemption Date, and for the repurchase of any shares of capital stock that are entitled to be repurchased by the corporation in connection with any such Redemption Date in accordance with the terms of any repurchase or similar agreement entered into after April 8, 1999 between the corporation and the holders of such shares (provided such agreement has been unanimously approved by the Board of Directors) (such shares, if any, are hereinafter referred to collectively as the "Put Stock"), are insufficient to redeem the total number of shares of Series B Preferred Stock, Series C

Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Put Stock, as the case may be, to be redeemed on such date, and to repurchase the Put Stock to be repurchased on such date, those funds which are legally available for redemption or repurchase, as the case may be, of such shares shall be used for such redemption or repurchase in the following order:

               (i) first, to redeem fifty percent (50%) of the shares of Series E Preferred Stock to be redeemed on such Redemption Date (ratably among the holders of such shares to be redeemed);

               (ii) second, to redeem the maximum possible number of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock not redeemed pursuant clause (i) above, as the case may be, to be redeemed on such Redemption Date, ratably among the holders of such shares to be redeemed in proportion to the relative total Redemption Prices which such holder would otherwise be entitled to receive in such redemption; and

               (iii) third, to repurchase the maximum possible number of shares of Put Stock, ratably among the holders of such shares to be repurchased.

          Any shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the rights of series of Preferred Stock which may from time to time come into existence, at any time thereafter when additional funds of the corporation are legally available for the redemption of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, or for the repurchase of shares of Put Stock, such funds will immediately be used to redeem or repurchase, as the case may be, the balance of the shares which the corporation has become obligated to redeem or repurchase on any Redemption Date but which it has not yet redeemed or repurchased, such redemption or repurchase to be completed in the order and manner set forth in clauses (i), (ii) and (iii) above and prior to the redemption of any shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, or the repurchase of any shares of Put Stock, that become redeemable or subject to repurchase, as the case may be, subsequent to any such Redemption Date.

          (e) On or prior to each Redemption Date (or immediately after any funds become legally available for redemption, in the event that the corporation shall at any time have been unable to redeem all shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock which it may have become obligated to redeem, as contemplated by the last sentence of the preceding paragraph), this corporation shall deposit the Redemption Price (or so much thereof as may then be available) of all shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock designated for redemption in the Redemption Notice, and not yet redeemed or converted, with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to publish the notice of redemption thereof and pay the Redemption Price (or other amount payable in accordance herewith) for such shares to their respective holders on or after the applicable Redemption Date, upon receipt of notification from the corporation that such holder has surrendered his, her or its share certificate or certificates to the corporation pursuant to Section 2.8.3(b) above. Such instructions shall also provide that any funds deposited by the corporation pursuant to this Section 2.8.3(e) for the redemption of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or Series E Preferred Stock thereafter converted into shares of Common Stock pursuant to Section 2.8.4 hereof prior to the Redemption Date shall be returned to the corporation forthwith upon such conversion. The balance of any funds deposited by the corporation pursuant to this Section 2.8.4 remaining unclaimed at the expiration of one (1) year following any applicable Redemption Date shall thereafter be returned to the corporation.

     2.8.4     CONVERSION

     The holders of the Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) RIGHT TO CONVERT. Each share of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and, with respect to the Series E Preferred Stock, Series D Preferred Stock,
Series C Preferred Stock and Series B Preferred Stock, prior to redemption thereof, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common
Stock as is determined by dividing the Original Series E Issue Price, Original Series D Issue Price, Original Series C Issue Price, Original Series B Issue Price or Original Series A Issue Price, as the case may be, by the Series E Conversion Price, Series D Conversion Price, Series C Conversion Price, Series B Conversion Price or Series A Conversion Price, respectively, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Series E Conversion Price shall be equal to the Original Series E Issue Price, the initial Series D Conversion Price shall be equal to the Original Series D Issue Price, the initial Series C Conversion Price shall be equal to the Original Series C Issue Price, the initial Series B Conversion Price shall be equal to the Original Series B
Issue Price, and the initial Series A Conversion Price shall be equal to the Original Series A Issue Price; provided, however, that the Series E
Conversion Price, the Series D Conversion Price, the Series C Conversion
Price, the Series B Conversion Price and the Series A Conversion Price shall be subject to adjustment as set forth in Section 2.8.4(d).

          (b) AUTOMATIC CONVERSION. Each share of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Series E Conversion Price, Series D Conversion Price, Series C Conversion Price, Series B Conversion Price or Series A Conversion Price, as the case may be, at the time in effect for such series immediately upon the earlier of (i) the corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the "1933 Act"), the public offering price of which was not less than $5.00 per share (as adjusted to reflect stock dividends, stock splits, combinations and similar events) and the gross proceeds of which were at least $15,000,000 (before payment of any underwriting discounts or commissions) or (ii) at such time as at least a majority of the shares of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock and Series B Preferred Stock, considered together as a single class, either shall have been converted into Common Stock or shall have elected to convert into Common Stock.

          (c) MECHANICS OF CONVERSION. Before any holder of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed in blank, at the office of this corporation or of any transfer agent for the Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock (as the case may be), and shall give written notice to this corporation at its principal corporate office of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made and to be effective immediately prior to the close of business on the date on which such written notice and certificates (or affidavits of loss thereof satisfactory to the corporation) are received by the corporation as provided above, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is being made pursuant to paragraph (a) above in connection with an underwritten offering of securities registered pursuant to the 1933 Act, the conversion may, at the option of any holder tendering shares of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock shall not be deemed to have converted such Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock until immediately prior to the closing of such sale of securities.

          (d) CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK FOR CERTAIN DILUTIVE ISSUANCES, SPLITS AND COMBINATIONS. The Series E Conversion Price, Series D Conversion Price, Series C Conversion Price, Series B Conversion Price and Series A Conversion Price shall be subject to adjustment from time to time as follows:

               (i) (A) If the corporation shall issue, after the date on which shares of Series E Preferred Stock are first issued (the "Series E Issuance Date") (in the case of the Series E Preferred Stock), or the date on which shares of Series D Preferred Stock are first issued (the "Series D Issuance Date") (in the case of the Series D Preferred Stock), or the date on which shares of Series C Preferred Stock are first issued (the "Series C Issuance Date") (in the case of the Series C Preferred Stock) or the date on which shares of Series B Preferred Stock are first issued (the "Series B Issuance Date") (in the case of the Series B Preferred Stock or the Series A Preferred Stock), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Series E Conversion Price, the Series D Conversion Price, the Series C Conversion
Price, the Series B Conversion Price or the Series A Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Series E Conversion Price, Series D Conversion Price, Series C Conversion Price,
Series B Conversion Price or Series A Conversion Price, as the case may be, in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the total number of Common Stock Equivalents (as defined below) outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at such Conversion Price, and the denominator of which shall be the total number of Common Stock Equivalents outstanding immediately after to such issuance. The term "Common Stock Equivalents" shall mean all shares of Common Stock outstanding, plus all shares of Common Stock issuable upon conversion or exchange of all convertible or exchangeable securities then outstanding.

                    (B) Notwithstanding anything to the contrary in the preceding Section 2.8.4(d)(i)(A), if Additional Stock is issued in a Qualified Financing (as defined below) for a consideration per share less than the Series E Conversion Price in effect immediately before the issuance of such Additional Stock, the Series E Conversion Price in effect immediately prior to such issuance shall (except as otherwise provided in this clause
(i)) be adjusted to a price equal to the amount of consideration per share at which the Additional Stock was issued. A "Qualified Financing" shall mean a closing, or a series of closings, involving the issuance and sale by this corporation of Additional Stock in which the aggregate gross proceeds to this corporation are in excess of $5,000,000.

                    (C) If the corporation shall issue, after the Series D Issuance Date, any Common Stock Equivalents, or cash or property, in the name of, or at the direction of, Greg Brown (a former employee of the corporation with whom the corporation was, as of the Series D Issuance Date, engaged in litigation) pursuant to any court order, settlement agreement or similar dispute resolution, then the Series D Conversion Price in effect immediately prior thereto shall be adjusted as follows:

                         (x)  in the event of an issuance of Common Stock
Equivalents, such Series D Conversion Price shall be multiplied by the following fraction: one (1) minus a fraction, the numerator of which shall be the number of Common Stock Equivalents so issued, and the denominator of which shall be the total number of Common Stock Equivalents outstanding immediately after such issuance;

                         (y)  in the event of a payment of cash or property,
such Series D Conversion Price shall be multiplied by the following fraction: one (1) minus a fraction, the numerator of which shall be the result obtained by dividing the total value of such cash and property by the then current fair market value per share of stock (such per share value to be determined by taking the total fair market value of the corporation on a debt-free basis as determined in good faith by the Board of Directors and dividing by the total number of Common Stock Equivalents then outstanding), and the denominator of which shall be the total number of Common Stock Equivalents outstanding immediately after any adjustment under paragraph (x) above; provided, however, that if the holders of a majority in voting power of the Series D Preferred Stock object to the valuation determined by the board of directors under this paragraph, then the corporation shall engage a reputable investment banker, reasonably acceptable to such holders, to determine the valuation.

                    Notwithstanding any other provision of these Articles of Incorporation, in the event that an adjustment to the Series D Conversion Price is required under this Section 2.8.4(d)(i)(C), there shall be no adjustments under paragraphs (A) or (B) above in connection with any such settlement agreement or similar dispute resolution.

                    (D) No adjustment of the Series E Conversion Price, Series D Conversion Price, Series C Conversion Price, Series B Conversion Price or Series A Conversion Price shall be made in an amount less than one cent, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (G)(3) and (G)(4) below, no adjustment of such Conversion Price pursuant to this Section 2.8.4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                    (E) In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the gross amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                    (F) In the case of the issuance of Additional Stock for consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof, as determined by the Board of Directors irrespective of any accounting treatment.

                    (G) In the case of the issuance of options to purchase or rights to subscribe for Additional Stock, securities by their terms convertible into or exchangeable for Additional Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 2.8.4(d)(i) and (ii):

                         (1)  The aggregate maximum number of shares of
Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Additional Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 2.8.4(d)(i)(E) and (F)), if any, received by the corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                         (2)  The aggregate maximum number of shares of
Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 2.8.4(d)(i)(E) and (F)).

                         (3)  In the event of any change in the number of
shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Series E Conversion Price, Series D Conversion Price, Series C Conversion Price, Series B Conversion Price or Series A Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities; provided, however, that the Series E Conversion Price, Series D Conversion Price, Series C Conversion Price, Series B Conversion Price and Series A Conversion Price shall not be recomputed to reflect any such change resulting from the antidilution provisions contained in any warrant(s) to purchase Common Stock issued to SG Cowen Securities Corporation in consideration of its services as placement agent in connection with the offer and sale of the Series E Preferred Stock.

                         (4)  Upon the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series E Conversion Price, Series D Conversion Price, Series C Conversion Price, Series B Conversion Price or Series A Conversion Price, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                         (5)  The number of shares of Common Stock deemed
issued and the consideration deemed paid therefor pursuant to
Section 2.8.4(d)(i)(G)(l) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either
Section 2.8.4(d)(i)(G)(3) or (4).

               (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 2.8.4(d)(i)(G)) by this corporation after the Series E Issuance Date, Series D Issuance Date, Series C Issuance Date or Series B Issuance Date, as the case may be, other than the following:

                     (A) shares of Common Stock issued pursuant to a transaction described in Section 2.8.4(d)(iii) hereof;

                     (B) shares of Common Stock issuable or issued to licensors, lessors, vendors or similar parties in connection with commercial credit arrangements, equipment financings, software development or other technology transfer arrangements or similar transactions (if such transactions are for primarily non-financing purposes); provided, however, that shares of Common Stock issued in any such transaction shall be considered Additional Stock unless such transaction is approved by all members of the corporation's Board of Directors voting upon such matter (although the absence of one or more directors, other than the director designated by the holders of the Series E Preferred Stock, from any meeting at which such matter is voted upon, or the abstaining from voting thereon by any director, shall not result in such shares being considered Additional Stock);

                     (C) shares of Common Stock issued or issuable pursuant to warrants or convertible Preferred Stock contemplated by the Series E Preferred Stock Purchase Agreement, dated April 8, 1999, or outstanding on or issued as of the Series E Issuance Date, Series D Issuance Date, Series C Issuance Date or Series B Issuance Date, as the case may be, or pursuant to conversion of any convertible securities issuable upon exercise of warrants outstanding on or issued as of the Series E Issuance Date, Series D Issuance Date, Series C Issuance Date or Series B Issuance Date, as the case may be;

                     (D) options for the purchase of up to Four Million (4,000,000) shares of Common Stock (plus any additional shares approved by a majority of the Board of Directors, including the approval of any directors designated by the holders of Series B Preferred Stock) granted or available for grant to employees, consultants, directors, independent contractors and similar parties pursuant to one or more stock option plans or restricted stock plans approved by the Board of Directors, and the shares of Common Stock issuable upon exercise of such options;

                     (E) 187,500 shares of Common Stock to be issued pursuant to that certain Asset Purchase Agreement, dated February 23, 1999 (the "Asset Purchase Agreement"), among the corporation, Keystone Acquisition Corp. ("Keystone"), Fine Arts Engravers Company, Inc. and Nicholas J. Stanley ("Stanley"), and warrants to purchase up to 150,000 shares of Common Stock to be issued to Stanley pursuant to an employment agreement to be entered into between the corporation, Keystone and Stanley, the form of which is attached as Exhibit 8.6(j) to the Asset Purchase Agreement.

               (iii) In the event the corporation should at any time or from time to time after the Series E Issuance Date, Series D Issuance Date, Series C Issuance Date or Series B Issuance Date, as the case may be, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into or exercisable for, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock ("Share Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Share Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date
(or the date of such dividend distribution, split or subdivision if no record date is fixed), each of the Series E Conversion Price, Series D Conversion Price, Series C Conversion Price, Series B Conversion Price and/or the Series A Conversion Price, as the case may be, shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Share Equivalents with the number of shares issuable with respect to Share Equivalents determined from time to time in the manner provided for deemed issuances in Section 2.8.4(d)(i)(G).

               (iv) If the number of shares of Common Stock outstanding at any time after the Series E Issuance Date, Series D Issuance Date, Series C Issuance Date or the Series B Issuance Date, as the case may be, is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Series E Conversion Price, Series D Conversion Price, Series C Conversion Price, Series B Conversion Price and/or the Series A Conversion Price, as the case may be, shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

          (e) OTHER DISTRIBUTIONS. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 2.8.4(d)(iii), then, in each such case for the purpose of this Section 2.8.4(e), the holders of the Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series E Preferred Stock, Series D Preferred
Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

          (f) REORGANIZATIONS. In case, at any time after the date hereof, of any capital reorganization, merger, consolidation or similar transaction in which the Common Stock is to be exchanged for or converted into other securities or property (other than a transaction covered by Section 2.8.2(c) above), or any reclassification of the stock of the corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares, or similar event), the shares of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and
Series A Preferred Stock shall, after such capital transaction, be convertible into the kind and number of shares of stock or other securities or property of the corporation or otherwise to which such holder would have been entitled if immediately prior to such transaction such holder had converted such holder's shares of Series E Preferred Stock, Series D
Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, as the case may be, into Common Stock. The provisions of this subsection (f) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other transactions of the type covered by this paragraph.

          (g) NO IMPAIRMENT. This corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2.8.4.

          (h)  NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

               (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

               (ii) Upon the occurrence of each adjustment or readjustment of the Series E Conversion Price, Series D Conversion Price, Series C Conversion Price, Series B Conversion Price or Series A Conversion Price pursuant to this Section 2.8.4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock (or all), as the case may be, a certificate setting forth such adjustment or readjustment and the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Series E Conversion Price, Series D Conversion Price, Series C Conversion Price, Series B Conversion Price or Series A Conversion Price, as the case may be, at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series E Preferred Stock, Series D
Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, as the case may be.

          (i) NOTICE OF RECORD DATE. In the event of any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the corporation shall mail to each holder of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character thereof

          (j) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series E

Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and
Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and
Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the corporation's Articles of Incorporation.

     2.8.5  VOTING RIGHTS

     Each holder of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which each share of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock, as the case may be, could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share). Except as otherwise provided by law, holders of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, shall vote together with the Common as a single class (except as provided in Section 2.8.6 below), and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the bylaws of this corporation, and, except as otherwise provided by law, shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

     2.8.6  PROTECTIVE PROVISIONS

            (a) In addition to any other rights provided by law, so long as any Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall be outstanding, the corporation shall not, without first obtaining the written consent, authorization or waiver of not less than a majority of the then outstanding shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, considered together as a single class, which consent, authorization or waiver may be obtained without the necessity of formal shareholder action or of notice to the holders of any shares of capital stock not expressly empowered with such right to consent, authorize or waive:

                 (i) declare or pay any dividends or other distributions on outstanding capital stock of the corporation, or repurchase any of the corporation's capital stock (unless such shares are repurchased (A) in connection with an employment, repurchase or similar vesting agreement, or any other agreement (provided such other agreement is approved by the Board of Directors) or (B) contemplated by the redemption provisions set forth herein);

                 (ii) increase or decrease the authorized number of shares of Common Stock or Preferred Stock; or

                 (iii) sell, convey or otherwise dispose of or encumber all or substantially all of its property or business or merge or consolidate with any other corporation (other than a wholly owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of; provided, however, that this Section 2.8.6(a)(iii) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the corporation.

          (b) In addition to any other rights provided by law, so long as any Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall be outstanding, the corporation shall not, without first obtaining the written consent, authorization or waiver of not less than a majority of the then outstanding shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, considered together as a single class, which consent, authorization or waiver may be obtained without the necessity of formal shareholder action or of notice to the holders of any shares of capital stock not expressly empowered with such right to consent, authorize or waive, authorize, create or issue a series or class of equity security (by reclassification or otherwise), including any equity security convertible into or exercisable for any other equity security, senior to or on a parity with the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock as to dividends, liquidation or redemption.

          (c) In addition to any other rights provided by law, so long as any Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall be outstanding, the corporation shall not, without first obtaining the written consent, authorization or waiver of not less than a majority of the then outstanding shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may, which consent, authorization or waiver may be obtained without the necessity of formal shareholder action or of notice to the holders of any shares of capital stock not expressly empowered with such right to consent, authorize or waive, amend or repeal any provision of, or add any provision to, the corporation's Restated Articles of Incorporation or Bylaws if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be.

          (d) In addition to any other rights provided by law, so long as at least Two Million (2,000,000) shares of Series E Preferred Stock shall be outstanding, the corporation shall not, without first obtaining the written consent, authorization or waiver of not less than a majority of the then outstanding shares of Series E Preferred Stock, which consent, authorization or waiver may be obtained without the necessity of formal shareholder action or of notice to the holders of any shares of capital stock not expressly empowered with such right to consent, authorize or waive:

                 (i) amend or repeal any provision of, or add any provision to, the corporation's Restated Articles of Incorporation or Bylaws if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series E Preferred Stock as to dividends, liquidation or redemption; or

                 (ii) authorize, create or issue a series or class of equity security (by reclassification or otherwise), including any equity security convertible into or exercisable for any other equity security, senior to or on a parity with the Series E Preferred Stock;

                 (iii) sell, convey or otherwise dispose of or encumber all or substantially all of its property or business or merge or consolidate with any other corporation (other than a wholly owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of; provided, however, that this Section 2.8.6(e)(iii) shall not apply (x) to a merger effected exclusively for the purpose of changing the domicile of the corporation or (y) if the consideration to be received by the holders of Series E Preferred Stock in such transaction is at least $4.20 per share (as adjusted to reflect stock dividends, stock splits, combinations and similar events); or

                 (iv) declare or pay any dividends or other distributions on outstanding capital stock of the corporation.

     2.8.7  STATUS OF CONVERTED OR REDEEMED STOCK

     In the event any shares of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock shall be redeemed or converted pursuant to Section 2.8.3 or
Section 2.8.4 hereof, the shares so converted or redeemed shall thereafter revert to and constitute authorized but unissued shares of Preferred Stock of the corporation.

     2.8.8  NOTICES

     Any notice required by these Articles of Incorporation to be given to the holders of shares of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

2.9. COMMON STOCK

     2.9.1.    DIVIDEND RIGHTS

     Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

     2.9.2.    LIQUIDATION RIGHTS

     Upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in Article 2.8.2 hereof.

     2.9.3.    VOTING RIGHTS

     Holders of Common Stock shall have the right to one vote per share, shall be entitled to notice of any shareholders' meetings in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

2.10. ELIMINATION OF PREFERRED STOCK PROVISIONS UPON CONVERSION OF OUTSTANDING SHARES

     When, as a result of the conversion of the outstanding shares of Preferred Stock into shares of Common Stock, no shares of Preferred Stock shall remain, Sections 2.8 and 2.9 shall no longer be in effect and operative.

                           ARTICLE 3.   PREEMPTIVE RIGHTS

     No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                           ARTICLE 4.   CUMULATIVE VOTING

     The right to cumulate votes in the election of Directors shall not exist with respect to shares of capital stock of this corporation.

                                ARTICLE 5.   BYLAWS

     The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this corporation, subject to the power of the shareholders to amend or repeal such Bylaws.

The shareholders shall also have the power to amend or repeal the Bylaws of this corporation and to adopt new Bylaws.

                ARTICLE 6.   AMENDMENTS TO ARTICLES OF INCORPORATION

     This corporation reserves the right to amend or repeal any of the provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by law, and the rights of the shareholders of this corporation are granted subject to this reservation. Following an event in which all outstanding shares of Preferred Stock of this corporation convert into Common Stock (a "Full Conversion Event"), the provisions contained in these Restated Articles of Incorporation shall only be amended as follows:

     6.1. SUPERMAJORITY VOTING

     Except as provided in Section 6.2 or Section 6.3, the following Sections and Subsections may be amended or repealed only upon the affirmative vote of the holders of at least two-thirds of the outstanding shares and, to the extent, if any, provided by resolution adopted by the Board authorizing the issuance of a class or series of Common Stock or Preferred Stock, by the affirmative vote of the holders of at least two-thirds of the outstanding shares of such class or series, voting as a separate voting group:

     Article 6 ("Amendments to Articles of Incorporation").

     Article 7 ("Directors")

     Article 9 ("Special Meetings of Shareholders")

     Article 10 ("Special Voting Requirements")

     6.2. MAJORITY VOTING

    Notwithstanding the provisions of Section 6.1, and except as provided in
Section 6.3, an amendment or repeal of a Section identified in Section 6.1 that is approved by a majority of the Continuing Directors (as defined in Section 10.1), voting separately and as a subclass of Directors, shall require the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board authorizing the issuance of a class or series of Common Stock or Preferred Stock, by the affirmative vote of the holders of at least a majority of the outstanding shares of such class or series, voting as a separate voting group.

     6.3. NO SHAREHOLDER VOTE

     Notwithstanding the provisions of Section 6.1 or 6.2 hereof, if the amendment or repeal of any Section not identified in Section 6.1 shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of Directors, and if such amendment or repeal is not otherwise required to be approved by this corporation's shareholders pursuant to the provisions of the Washington Business Corporation Act or of these Restated Articles of Incorporation other than this Article 6, then no vote of the shareholders of this corporation shall be required for approval of such amendment or repeal.

     This corporation reserves the right to amend or repeal any of the provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by law, and the rights of the shareholders of this corporation are granted subject to this reservation.

                               ARTICLE 7.   DIRECTORS

     7.1. NUMBER; ELECTION; TERM

     Following a Full Conversion Event, the number of Directors of this corporation shall be determined, and the Directors of this corporation shall be elected and removed from office, as provided in this Section 7.1.

     The number of Directors of this corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein. Prior to the first annual election of Directors following such a Full Conversion Event, unless a Director earlier dies, resigns or is removed, his or her term of office shall expire at the next annual meeting of shareholders. At the first annual election of Directors following such a Full Conversion Event, the Board shall be divided into three classes, with said classes to be as equal in number as may be possible, with any Director or Directors in excess of the number divisible by three being assigned to Class 3 and Class 2, as the case may be. At the first election of Directors to such classified Board, each Class 1 Director shall be elected to serve until the next ensuing annual meeting of shareholders, each Class 2 Director shall be elected to serve until the second ensuing annual meeting of shareholders and each Class 3 Director shall be elected to serve until the third ensuing annual meeting of shareholders. At each annual meeting of shareholders following the meeting at which the Board is initially classified, the number of Directors equal to the number of Directors in the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of shareholders. Notwithstanding any of the foregoing provisions of this Article, Directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office, or until there is a decrease in the number of Directors.

     The Directors of this corporation may be removed only for cause; such removal shall be in the manner provided by the Bylaws.

     7.2. LIMITATION OF DIRECTOR LIABILITY

     A director of this corporation shall not be personally liable to this corporation or its shareholders for monetary damages for conduct as a director, except for liability of the director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating RCW 23B.08.310 of the Washington Business Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Washington Business Corporation Act is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the full extent permitted by the Washington Business Corporation Act, as so amended, without any requirement of further action by the shareholders.

                            ARTICLE 8.   INDEMNIFICATION

     This corporation shall indemnify any individual made a party to a proceeding because that individual is or was a director of this corporation and shall advance or reimburse the reasonable expenses incurred by such individual in advance of final disposition of the proceeding, without regard to the limitations in RCW 23B.08.510 through 23B.08.550 of the Washington Business Corporation Act, or any other limitation which may hereafter be enacted to the extent such limitation may be disregarded if authorized by the Articles of Incorporation, to the full extent and under all circumstances permitted by applicable law.

                   ARTICLE 9.   SPECIAL MEETINGS OF SHAREHOLDERS

     Following a Full Conversion Event, special meetings of the shareholders shall be called in the manner set forth in this Article 9.

     The Chairman of the Board, the President or the Board may call special meetings of the shareholders for any purpose. Further, a special meeting of the shareholders shall be held if the holders of not less than twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary of this corporation no later than 20 days prior to the date of such meeting one or more written demands for such meeting, describing the purpose or purposes for which it is to be held.

                     ARTICLE 10.   SPECIAL VOTING REQUIREMENTS

     Following a Full Conversion Event, in addition to any affirmative vote required by law, by these Restated Articles of Incorporation or otherwise, any "Business Combination" (as hereinafter defined) involving this corporation shall be subject to approval in the manner set forth in Article 10.

     10.1.     DEFINITIONS

     For the purposes of this Article 10:

          (a) "Business Combination" means (i) a merger, share exchange or consolidation of this corporation or any of its Subsidiaries with any other corporation or entity; (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition or encumbrance, whether in one transaction or a series of transactions, by this corporation or any of its Subsidiaries of all or a substantial part of this corporation's assets otherwise than in the usual and regular course of business; or (iii) any agreement, contract or other arrangement providing for any of the foregoing transactions.

          (b) "Continuing Director" means any member of the Board who was a member of the Board on March 31, 1999 or who is elected to the Board after March 31, 1999 upon the recommendation of a majority of the Continuing Directors voting separately and as a subclass of Directors on such recommendation.

          (c) "Subsidiary" means a domestic or foreign corporation, a majority of the outstanding voting shares of which are owned, directly or indirectly, by this corporation.

     10.2.     VOTE REQUIRED FOR BUSINESS COMBINATIONS

          10.2.1.    SUPERMAJORITY VOTE

          Except as provided in Subsections 10.2.2 and 10.2.3, the affirmative vote of the holders of not less than two-thirds of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board authorizing the issuance of a class or series of Common Stock or Preferred Stock, the affirmative vote of the holders of not less than two-thirds of the outstanding shares of such class or series, voting as a separate voting group, shall be required for the adoption or authorization of a Business Combination.

          10.2.2.    MAJORITY VOTE

          Notwithstanding Subsection 10.2.1, if a Business Combination shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of Directors, and if such Business Combination is otherwise required to be approved by this corporation's shareholders pursuant to the provisions of the Washington Business Corporation Act or of these Restated Articles of Incorporation other than this Article 10, then the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board authorizing the issuance of a class or series of Common Stock or Preferred Stock, the affirmative vote of the holders of not less than a majority of the outstanding shares of such class or series, voting as a separate voting group, shall be required for the adoption or authorization of such Business Combination.

          10.2.3.    NO SHAREHOLDER VOTE

          Notwithstanding Subsection 10.2.1 or 10.2.2, if a Business Combination shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of Directors, and if such Business Combination is not otherwise required to be approved by this corporation's shareholders pursuant to the provisions of the Washington Business Corporation Act or of these Restated Articles of Incorporation other than this Article 9, then no vote of the shareholders of this corporation shall be required for approval of such Business Combination.

               ARTICLE 11.   RESTATEMENT OF ARTICLES OF INCORPORATION

     Following a Full Conversion Event, the Board of Directors may, at its discretion and without a vote of the shareholders of this corporation, cause the elimination of the provisions of these Restated Articles of Incorporation which are no longer operative and in effect by reason of such Full Conversion Event, including, without limitation, Section 2.9, and make such clerical amendments as are appropriate to effectuate any amendments to the provisions of these articles of incorporation that become effective upon such Full Conversion Event, by providing for the filing of restated articles of incorporation setting forth the provisions of these Restated Articles of Incorporation, as they may be amended, which remain in effect and operative.

Dated: August 9, 1999

                                        IMAGEX.COM, INC.


                                        By:    /s/ RICH BEGERT
                                             -------------------------------
                                        Name:   Rich Begert
                                               -----------------------------
                                        Title:  President and CEO
                                                ----------------------------